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                                                                    EXHIBIT 99.1

                                                                     [NEWS LOGO]
[CHARTER COMMUNICATIONS LOGO]



FOR IMMEDIATE RELEASE



                 CHARTER CLOSES ON ACQUISITION OF CABLEVISION'S
                          KALAMAZOO, MICH. CABLE SYSTEM

         ST. LOUIS -- SEPT. 8, 2000 -- Charter Communications, Inc. (Nasdaq:
CHTR) and Cablevision Systems Corporation (NYSE: CVC) today announced completion of the previously announced acquisition by Charter of Cablevision's Kalamazoo, Michigan cable system. Charter issued approximately 11.2 million shares of common stock for a closing consideration of $170.6 million. The acquisition added approximately 48,600 customers located in Kalamazoo.
         Jerry Kent, Charter's President and CEO said, "Kalamazoo is a strategic acquisition for Charter, both operationally and technically. We've been steadily increasing our presence in Michigan, and with the addition of Kalamazoo, we'll serve more than 600,000 customers there, making it our second largest state in terms of customers. Continued cost control achieved through headend consolidation and economies of scale will benefit both our customers and our shareholders. Our due diligence revealed a quality workforce in Kalamazoo and we welcome them to the Charter team."
         Cablevision's divestiture of their Kalamazoo system is in line with their strategy to concentrate their efforts in the New York metropolitan area. "We've been honored to serve the residents of Kalamazoo. We'll miss the region a great deal and have every confidence that Charter will maintain our excellent service as they deploy new products in Kalamazoo," said James L. Dolan, president and CEO of Cablevision.
         Waller Capital advised Cablevision in connection with this transaction.




                                     -more-
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CHARTER, PAGE TWO...
         With 6.3 million customers, Charter Communications, a Wired World(TM) company, is among the nation's largest broadband communications companies. Charter offers an array of advanced broadband services, including cable television under the Charter Cable TV brand; advanced digital video programming services under the Charter Digital Cable(TM) brand; and high-speed Internet access via Charter Pipeline (TM). Charter's Class A common stock is traded on the Nasdaq National Market under the ticker symbol "CHTR." More information about Charter can be found on the Internet at www.chartercom.com.
         Cablevision Systems Corporation is one of the nation's leading entertainment and telecommunications companies. Its cable television operations serve more than 3.4 million subscribers located primarily in the New York metropolitan area. The company's advanced telecommunications offerings include its Lightpath commercial telephone service and its Optimum-branded high-speed Internet service. Cablevision's Rainbow Media Holdings, Inc. subsidiary operates entertainment businesses, including Madison Square Garden and its sports teams, American Movie Classics, Bravo, FOX Sports Net, Radio City Entertainment and Radio City Music Hall. The company also owns and operates THE WIZ consumer electronics stores and Clearview Cinemas in the New York metropolitan area. Information about Cablevision Systems Corporation is available on the Web at www.cablevision.com.



Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.

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CONTACTS:
Charter Communications
Media                                                Analysts
Anita Lamont                                         Mary Jo Moehle
314-543-2215                                         314-543-2397
alamont@chartercom.com                               mmoehle@chartercom.com

Cablevision
Samantha I. Lugo
516-803-2351